UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2017
 _________________________
WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 578-2202

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On April 27, 2017, Webster Financial Corporation (the “Company”) held its 2017 annual meeting of shareholders (the “Annual Meeting”) at the New Britain Museum of American Art, 56 Lexington Street, New Britain, CT 06052. At the Annual Meeting, the Company’s shareholders voted on four proposals each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on March 17, 2017. The following is a brief description of each matter voted upon and the results of such voting, including the number of votes cast for or against each matter and the number of abstentions, if applicable, and broker non-votes with respect to each matter:
Proposal 1
The Company’s shareholders elected ten individuals to the board of directors to serve one-year terms, as set forth below:

NOMINEES	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
William L. Atwell	81,097,707	71,814	145,596	5,210,854
Joel S. Becker	80,805,196	381,446	128,475	5,210,854
John J. Crawford	80,478,031	700,669	136,417	5,210,854
Elizabeth E. Flynn	81,096,375	77,075	141,667	5,210,854
Laurence C. Morse	80,973,319	193,722	148,076	5,210,854
Karen R. Osar	81,054,509	127,223	133,385	5,210,854
Mark Pettie	81,098,554	69,916	146,647	5,210,854
Charles W. Shivery	81,030,469	140,665	143,983	5,210,854
James C. Smith	80,659,638	508,437	147,042	5,210,854
Lauren C. States	81,130,239	68,896	115,982	5,210,854

Proposal 2
The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
78,148,007	2,777,065	390,045	5,210,854

Proposal 3
The Company’s shareholders ratified the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2017, as set forth below:

Votes For	Votes Against	Abstain
86,123,101	207,620	195,250

Proposal 4
The Company’s shareholders voted, on a non-binding, advisory basis, on the frequency of an advisory vote on the compensation of the named executive officers of Webster, as set forth below:

1 Year	2 Years	3 Years	Abstain
71,002,944	280,091	9,701,310	330,772

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

Date: April 28, 2017	By:	/s/ Harriet Munrett Wolfe
	Name:	Harriet Munrett Wolfe
	Title:	Executive Vice President, General Counsel and Secretary